Exhibit 10.34

     THIS EMPLOYMENT AGREEMENT (as the same may be modified, amended, supplemented and/or restated from time to time, this "Agreement"), dated as of June 30, 1997, is made and entered into by and between ELXSI, a California corporation (the "Company"), and Alexander M. Milley (the "Executive").

                                   Background

     The Executive has been an officer of the Company and an employee thereof (or an Affiliated Company, as hereinafter defined) continuously since September 1989, and during such time the Executive has skillfully and diligently performed his duties and responsibilities with respect to the Company and Affiliated Companies. The Company now wishes to be assured (by this Agreement) of the continued, long-term employment of the Executive by the Company, and the Executive is willing to assure the same (by this Agreement), on the terms and conditions set forth below in this Agreement.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived and the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Employment and Duties. (A) Subject to the terms hereof, the Company hereby employs the Executive: (i) with the titles of (in addition to such other titles as the Company and Executive may from time to time mutually agree):
Chairman of the Board, President and Chief Executive Officer of the Company; Chairman of the Board, President and Chief Executive Officer of the Company's parent corporation, ELXSI Corporation, a Delaware corporation ("Parent"); and President and Chief Executive Officer of the Company's Cues Division ("Cues");
(ii) to perform such duties and responsibilities with respect to the Company and with respect to Parent, Cues and/or other subsidiaries or divisions of the
Company and/or Parent ("Affiliated Companies") as are set forth in Annex 1 attached hereto and made part hereof (and/or such other duties and responsibilities, consistent with the duties set forth on Annex 1, as the Company or its Board of Directors and the Executive shall mutually agree) (the "Assigned Duties"); and (iii) in such other capacities with, and to perform such other duties and responsibilities for, the Company and Affiliated Companies as the Company or its Board of Directors and the Executive shall mutually agree.

        (B) The Executive hereby: (i) accepts such employment; (ii) undertakes the responsibilities of such offices; (iii) agrees to perform the Assigned Duties; and (iv) agrees to devote substantially his entire professional time, attention and energies (reasonable vacation, periods of illness and the like excepted) to the performance of the Assigned Duties to the best of his ability. Nothing set forth herein shall be deemed to prohibit the Executive from attending to his investments, personal affairs and other business ventures, provided that the devotion of attention to such matters will not unreasonably interfere with the Executive's obligations hereunder nor constitute a violation of Section 8 or 9 hereof.

        (C) In performing his duties hereunder, the Executive shall work at the offices of the Company, Parent or Cues located in the Orlando, Florida metropolitan area, or such other location(s) as the Company or its Board of Directors and the Executive shall mutually agree. However, the Executive shall also render services at such other place

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or places  within or without  the United  States as the Board of  Directors  may direct from time to time; provided that the Executive shall not be required to render services away from the Orlando, Florida metropolitan area for more than twenty business days in any given twelve-month period.

     2. Term. The term of this Agreement shall commence as of the date hereof and shall continue in effect until June 30, 2005 (the "Initial Term"); provided that this Agreement may be renewed and/or such term of this Agreement may be extended, with the approval of the Board of Directors of Parent and with the consent of the Executive, on such terms and conditions as the Company and the Executive shall mutually agree. In this Agreement, the "Term" means the Initial Term and, if this Agreement is so renewed and/or the term of this Agreement so extended, the renewed or extended term.

     3. Compensation. (A) During the Initial Term of this Agreement, the Executive's compensation shall be as follows:

            (1) Base Salary. The Company shall pay (or shall cause one of more of its Affiliated Companies to pay) the Executive a base salary ("Base Salary") at a rate of: (i) $150,000 per annum, which amount shall be increased (cumulatively) by five percent (5%) (the "Escalator") on June 30, 1998 and each anniversary date thereof. The Base Salary shall be paid in installments in accordance with the Company's (or the paying Affiliated Company's) normal payment schedule for senior executives, but no less frequently than monthly. All payments shall be subject to the deduction of payroll taxes and similar assessments as required by law.

            (2) Options, etc. The Executive shall be entitled to participate in such stock option, profit sharing and bonus plans as are made available to other senior executives of the Company.

            (3) Executive Plans. The Executive (together with his spouse and minor children) shall be covered, at the Company's or an Affiliated Company's expense, by any and all of the Company's (or appropriate Affiliated Company's) group health, dental, life insurance and disability plans ("Insurance Plans") made available to senior executives of the Company in the United States generally.

        (B) Other or Additional Compensation. Nothing in this Agreement shall limit or restrict the right or ability of the Company (acting with the authorization of the Board of Directors of Parent or the Compensation Committee thereof) to grant or award other or additional compensation to the Executive in whatever form (including, without limitation, increased Base Salary, an increased Escalator, or other cash compensation (bonus, severance or otherwise) and fringe benefits) at any time or to limit or restrict the right or ability of the Company to prospectively or conditionally grant or award any such other or additional compensation.

     4. Company Car. The Executive shall have the use of a suitable executive company car.

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     5.  Vacation.  The  Executive  shall be entitled to take four weeks of paid vacation during each year of this Agreement. Accrued but unused vacation shall be carried over only in accordance with the Company's standard policies.

     6. Expense Reimbursement. In addition to the compensation and benefits provided in Sections 3, 4 and 5 hereof, the Company or an Affiliated Company shall, upon receipt of appropriate documentation, reimburse the Executive for his reasonable travel, lodging, entertainment, professional promotion and other appropriate business expenses incurred in the course of his duties on behalf of the Company or any Affiliated Company. The Executive shall be eligible for a company credit card and advancements of business expenses to the same extent as other senior executives of the Company.

     7. Termination of Employment. (A) Lump-Sum Payment. If the Executive's employment hereunder is terminated at any time for any reason (including by reason of a failure to renew or extend this Agreement prior to the expiration of the Initial Term), then prior to (and as a condition to) such termination, the Company shall pay (or cause to be paid) to the Executive a lump-sum cash payment equal to: (i) the amount of Base Salary (as the same may previously have been increased or may then be scheduled to increase as required or permitted under
Section 3(A)(1) or 3(B), or in connection with any prior renewal or extension of this Agreement) that would have been (but for such termination) paid over the one-year period commencing with the effective date of such termination, plus
(ii) if such termination is to take effect prior to the expiration of the Initial Term, the amount of Base Salary (as the same may previously have been increased or may then be scheduled to increase as required or permitted under
Section 3(A)(1) or 3(B)) that would have been (but for such termination) paid over the remaining Initial Term, less (iii) a present value discount calculated at an annual rate of six percent (6%) and taking into account the timing of the Base Salary payments that would have been made to the Executive during the remaining Initial Term (and, in the case of the foregoing clause (i), during the one-year period commencing with the effective date of the termination) assuming (for this purpose) that the Executive's employment hereunder had not been terminated. Any such payment shall be subject to the deduction of payroll taxes and similar assessments as required by law.

          (B) Executive Plans. If the Executive's employment hereunder is terminated at any time for any reason (including by reason of a failure to renew or extend this Agreement prior to the expiration of the Initial Term), then the Executive (if he be alive) and his spouse and minor children shall continue, for the period of time from and after the effective date of such termination until the date specified hereinbelow, to be covered, at the Company's or an Affiliated Company's expense, by any and all of the Company's (or appropriate Affiliated Company's) Insurance Plans made available to senior executives of the Company in the United States generally. Such period of time shall end: (i) in the case of a termination on or after the expiration of the Initial Term, on the earlier to occur of (x) the first anniversary of such termination and (y) the date that the Executive shall have obtained other employment with Insurance Plan benefits equivalent to (or in excess of) those provided for under this Agreement; and
(ii) in the case of a termination prior to the expiration of the Initial Term, on the earlier to occur of (x) the June 30, 2006 and (y) the date that the Executive shall have obtained other employment with Insurance Plan benefits equivalent to (or in excess of) those provided for under this Agreement.

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     8. Covenant Not to Compete.  (A) The Executive agrees that, during the Term and for a period of one year thereafter, he will not, directly or indirectly engage in, or be employed or retained by, give advice to, be a proprietor, principal, agent, representative, officer, director, partner or greater-than-10% shareholder of, or otherwise be associated with or render assistance to, any business or enterprise that competes with any business or enterprise being pursued by the Company or any Affiliated Company at the time of determination (or, in the case of any such action by, or circumstance prevailing with respect to, the Executive after the Term, at the time of the termination of his employment hereunder); provided that the foregoing shall not have any force or effect after the Term if the Executive's employment hereunder is terminated by the Executive with good legal reason, by the Company without good legal cause or due to the expiration of this Agreement (as the same may have previously been extended or renewed).

        (B) Although the Executive acknowledges that the restrictions contained in Section 8(A) are fair and reasonable under the circumstances, it is recognized that restrictions of the nature contained in such Section may fail for technical reasons, and, accordingly, if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Section 8(A) shall apply, at the election of the Company, with such modifications as may be necessary to make them valid, effective and enforceable in the particular jurisdiction in which such restrictions are adjudged to be void or unenforceable.

     9. Confidentiality. Without the specific prior written consent of the Company, the Executive shall not, directly or indirectly, at any time after the date hereof (including after the termination of this Agreement and/or his employment by the Company and any Affiliated Company), divulge to any person or entity, or use for his own direct or indirect benefit, any non-public information confidential and/or proprietary to the Company or any Affiliated Company concerning their respective business, affairs, products, services, assets, services, liabilities, revenues, condition (financial or otherwise), prospects, customers or suppliers, including, without limitation, any data or statistical information of or with respect to the Company or any Affiliated Company, whether created or developed by the Company or any Affiliated Company or on its or the Executive's behalf, or with respect to which the Executive may have knowledge or access, it being the intent of the parties hereto to restrict the Executive from disseminating or using any such information of or with respect to the Company or any Affiliated Company which is at the time of such use or dissemination unpublished and not readily available or generally known to the public or in the Company's or any Affiliated Company's trade; provided that nothing in this Section 9 shall prohibit such disclosure within the scope of the Executive's employment or in the best interests of the Company or an Affiliated Company.

     10. Amendment and Waivers. This Agreement may be amended, and compliance with any of the terms and provisions hereof may be waived, only by a written instrument signed by both parties hereto. No waiver of any term or provision hereof shall constitute a waiver of any other term or provision hereof, or constitute a waiver of the right to subsequently demand strict compliance with all of the terms and provisions hereof.

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     11.  Governing  Law. This  Agreement  shall be governed by and construed in accordance with the laws of the State of Florida (other than the choice of law principles thereof).

     12. Attorneys' Fees. In the event that either party hereto finds it necessary to bring an action at law or other proceedings against the other party to enforce any of the terms or provisions hereof, the party prevailing in any such action or other proceeding shall be paid by the other party its reasonable attorneys' fees as well as court costs.

     13. Severability. Should any term or provision hereof be deemed, for any reason whatsoever, to be invalid or inoperative, that provision shall be deemed severable and shall not affect the force and validity of all other terms and provisions of this Agreement.

     14. Survival. All provisions which may reasonably be interpreted or construed to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement. Without limiting the generality of the foregoing, Sections 7, 8 and 9 of this Agreement shall survive the termination of this Agreement and the Executive's employment by the Company and any Affiliated Company, in accordance with their respective terms.

     15. Notices. All notices, offers, acceptances, requests and other communications under or in connection with this Agreement shall be in writing and shall be deemed to have been given when personally delivered or sent by facsimile transmission, one day after being sent by recognized overnight courier or three days after being sent by United States mail, certified or registered mail, with postage prepaid, to the other party at such party's address as (in the case of the Executive) is set forth the Company's employment records and (in the case of the Company) is the Executive's then place of employment; provided, however, that either party may at any time specify a different address by written notification to the other party.

     16. Successors. This Agreement shall inure to the benefit of and be binding upon and enforceable against the respective heirs, legal representatives, successors, and permitted assigns of the parties hereto.

     17. Assignment and Delegation. Neither the Company nor the Executive shall have the right to assign this Agreement or its rights hereunder or to delegate its duties hereunder without the prior written consent of the other party hereto; provided that the foregoing shall not prohibit or restrict the Company from collaterally assigning this Agreement and its rights hereunder to any bank or other financial institutions providing credit to the Company or any Affiliated Company.

     18. Remedies. (A) The remedies of each of the parties hereunder shall be cumulative and not exclusive. However, neither party shall be obligated to the other for punitive or other forms of speculative or expectancy damages. In addition to any and all such other remedies, the provisions of this Agreement requiring the performance of an affirmative act by a party or requiring a party to refrain from the performance of specific act shall be enforceable by injunctive proceeding or by a suit for specific performance.

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        (B) Without limiting the generality of the foregoing  Section 18(A), the
Executive acknowledges that any violation or threatened violation of Section 8 or 9 hereof will cause irreparable injury to the Company and that the remedy at law for any such violation or threatened violation will be inadequate. The Executive therefore agrees that the Company shall be entitled to temporary and permanent injunctive relief for any such violation or threatened violation without the necessity of proving (i) that the Company will be irreparably injured thereby, (ii) that the remedy at law for such violation or threatened violation is inadequate, or (iii) actual damages.

     19. Descriptive Headings; References. The descriptive headings of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any term or provision hereof. Section and subsection references in this Agreement are to the referenced Sections and subsections of this Agreement, unless the context otherwise requires.

     20. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings with respect thereto between the parties hereto, which arrangements or understandings are merged herein.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

The Company:                                The Executive:

ELXSI


By:________________________                 ________________________
   Name:                                    Alexander M. Milley
   Title:


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                                     Annex 1
                            (to Employment Agreement)

                                 Assigned Duties

o Serve as the Chairman of the Board, President and Chief Executive Officer of the Company; as Chairman of the Board, President and Chief
        Executive Officer of Parent; and as President and Chief Executive Officer of Cues, reporting directly to the Board of Directors of Parent, and serve all duties, responsibilities and functions incident to such offices.

o       Primary executive responsibility for Parent, the Company and Cues.

o Serve as the leading member of the Company's senior executive/management team, including formulation of corporate strategy, development of business plans, and creation of marketing, sales and distribution strategies.

o       Help  identify  and  evaluate   potential   acquisition   targets,   and
        participate as the leading member the Company's acquisition team.


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